Exhibit 2.2


                                    EXHIBIT E

                               SECURITY AGREEMENT

     AGREEMENT, dated September 29, 1999, between Fanzine International, Inc., with an office at 230 West 41st Street, New York, New York 10036 ("Fanzine"), and Metro Global Media, Inc., with an office at 1060 Park Avenue, Cranston, Rhode Island, New York 02910 ("Secured Party").

                              W I T N E S S E T H:

     WHEREAS, concurrently herewith Secured Party is lending to Robert Maiello, Michael Levine, Bart Senior and Philip Salvatore the sum of Two Million Dollars ($2,000,000.00), as evidenced by a Promissory Note of even date herewith (the "Note"); and

     WHEREAS, in order to induce Secured Party to make said loan, Debtor has agreed to pledge to Secured Party certain property owned by Fanzine as security for the loan.

     NOW THEREFORE, in consideration of Ten Dollars ($10.00), and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. The following terms as used in this Agreement shall have the meanings set forth below:

     (a) "Collateral" shall mean all of the property and assets of Debtor, whether real, personal, tangible, intangible, contract rights, intellectual property, accounts receivable, rights in action, or any and all other property of whatever nature, whether presently existing or hereafter acquired, and all property of the same class or character acquired by Debtor subsequent to the date hereof, and all proceeds thereof, and all substitutions, replacements and accessions thereto.

     (b) "Obligations" shall mean all principal and interest due or to become due under the aforesaid Note.

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     2. Creation Of The Security Interest. Debtor hereby grants to Secured Party a security interest in all of the right, title and interest of Debtor in and to the Collateral to secure the full and prompt payment and performance of all of the Obligations.

     3. Debtor's Obligations To Pay. Debtor shall pay and perform all of the Obligations as the same may become due according to their terms. In the event of a an uncured default under the terms of the Note, Debtor shall be liable for, and shall reimburse to Secured Party, all expenses, including reasonable attorneys' fees, incurred or paid in connection with collecting the unpaid balance of the Note and/or enforcing any of Secured Party's rights and remedies hereunder.

     4. Protection of The Collateral. Debtor shall defend the title to the Collateral against all claims and demands whatsoever. Debtor shall keep the Collateral free and clear of all liens, charges, encumbrances, taxes and assessments, other than any of the same incurred in the ordinary course of business of Debtor, and shall pay all taxes, assessments and fees relating to the Collateral. Upon request by Secured Party, Debtor shall furnish further assurances of title, execute any further instruments and do any other acts necessary to effectuate the purposes and provisions of this Agreement. The risk of loss of the Collateral at all times shall be borne by Debtor. Debtor shall keep the Collateral in good repair and condition and shall not misuse, abuse or waste the Collateral or allow the Collateral to deteriorate except for normal wear and tear.

     Debtor at all times shall maintain: (a) insurance covering all tangible property of Debtor against loss or damage by fire and other hazards; (b) insurance against liability on account of damage to persons and property; and
(c) all insurance required under applicable workmen's compensation laws in such amounts and kinds as presently carried by Debtor with such carrier or carriers as are presently being used by Debtor (or such other responsible insurance carriers as Debtor may reasonably hereafter substitute).

     5. Filing And Recording. Debtor, at its own cost and expense, shall execute and deliver to Secured Party, any financing statements and/or other documents prepared by Secured Party and accurately reflecting the terms of this Security Agreement, which are necessary or appropriate to protect the security interest granted to Secured Party hereunder against the rights and interests of third patties. Secured Party shall cause the same to be duly recorded and filed in all places necessary to perfect the security interest of Secured Party in the Collateral. In the event that any recording or refiling thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such security interest, Debtor shall execute and return to Secured Party such documents as are prepared by Secured Party and accurately reflects the terms of this Security Agreement. Debtor hereby authorizes Secured Party to file or refile any financing statements or

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continuation  statements with respect to the security  interest granted pursuant to this Agreement which at any time may be required or appropriate although the same may have been executed only by Secured Party, and to execute such financing Statement on behalf of Debtor, as accurately reflects the terms of this Security Agreement. Debtor hereby irrevocably designates Secured Party, its agents, representatives and designees, as agent and attorney-in-fact for Debtor for the aforesaid purposes, and for such purposes only; provided, however, that copies of all such documents executed by Secure party must be delivered to Debtor in advance of any filing of the same.

     6. Default. The occurrence of any one or more of the following events (hereinafter referred to as '"Events of Default") shall constitute a default hereunder, whether such occurrence is voluntary or involuntary or comes about or is effected by operation of law or pursuant to or in compliance with any judgment decree or order of any court or any order, rule or regulation of any administrative or governmental authority:

     (a) If Debtor shall fail to cure any default under the Note within the applicable cure period as set forth thereunder; or

     (b) If Debtor shall admit in writing its inability to pay its debts generally as they become due; file a petition for relief under the bankruptcy laws or a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State; or if Debtor shall be adjudged a bankrupt or insolvent, or a court of competent jurisdiction shall enter any order, judgment or decree appointing a receiver, trustee, liquidator or conservator of Debtor or of the whole or any substantial part of the property of Debtor or approves a petition filed against Debtor seeking reorganization or similar relief under the Federal Bankruptcy Laws or any other applicable law or statute of the United States or any State (unless such proceeding was commenced by the Secured Party); or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of Debtor or the whole or any substantial part of its property (unless such action is taken at the request of the Secured Party); or if there is commenced against Debtor any proceeding for any of the foregoing relief by anyone other than the Secured Party (which proceeding remains undismissed for a period

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          of ninety (90) days; or if Debtor by any act indicates its consent to, approval of, or acquiescence in any such proceeding; or

     (c) If any creditor of Debtor (who is not subordinated to the interests of the Secured Party) for any reason whatsoever hereafter shall accelerate payment in whole or in part of any outstanding obligation owed to it by Debtor under any agreement or arrangement, or if any judgment against the Debtor or any execution against any of its property for any amount remains unpaid, unstayed or undismissed for a period in excess of ninety days; or


     7. Rights And Remedies. Upon the occurrence of an Event of Default, the Obligations shall immediately become due and payable in full without notice or demand. Secured Party shall have all rights and remedies provided by the Uniform Commercial Code in effect in the State of New York on the date hereof. In addition to, or in conjunction with, or in substitution for such rights and remedies, Secured Party may at any time and from and after the occurrence of an Event of Default hereunder:

     (a) with notice to Debtor, foreclose the security interest created herein by any available judicial procedure; or

     (b) remedy any default by Debtor hereunder, without waiving such default, and any monies expended in so doing shall be chargeable with interest to Debtor and added to the Obligations secured hereby; and

     (c) apply for an injunction to restrain a breach of this Agreement by Debtor.

     8. Cumulative Rights. All rights and remedies and powers granted to Secured Party herein, or in any instrument or document related hereto, or provided or implied by law or in equity shall be cumulative and may be exercised singly or concurrently on any one or more occasions.

     9.Debtor's Representations And Warranties. Debtor hereby represents arid warrants to Secured Party that:

     (a) Debtor is not in default under any indenture, mortgage, or deed of trust to which it is a parry or by which it may be bound. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court of governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed or trust, agreement or other instrument to which Debtor is a party or by which Debtor may be bound, or result in

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          the creation or imposition of any lien,  claim or encumbrance upon any property of Debtor.

     (b) Debtor has the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery arid performance of this Agreement and all such instruments and documents.

     (c) Debtor is the legal and equitable owner of the Collateral, free and clear of all security interests, liens, claims and encumbrances of every kind and nature (other than those incurred in the ordinary course of business). No financing statement covering the Collateral or its proceeds is on file in any public office to the knowledge of Debtor.

     (d) No default exists, and no event exists which, with notice or the passage of time, or both, would constitute a default under any contract or agreement regarding the Collateral by any party thereto, and there are no offsets, claims or defenses against the Debtor's ownership of the Collateral which are presently known to the Debtor, except as may be set forth in Debtor's contracts with various distributors of its magazines (who have the right to offset any funds due and owing against any receivables due to Debtor from such distributors).

     10. Notices. All notices, requests, demands or other communications provided for herein shall be in writing and shall be deemed to have been properly given if personally delivered or sent by facsimile transmission to the party to receive such notice, with a copy sent to such party by registered or certified mail, return receipt requested, addressed to the patties at their respective addresses hereinabove set forth or at such other addresses as the parties may hereafter designate in writing. Debtor immediately shall notify Secured Party of all changes in the address of Debtor or discontinuance of the place of business of Debtor.

     11. Modification And Waiver. No modification or waiver of any provision of this Agreement, and no consent by Secured Parry to any breach thereof by Debtor, shall be effective unless such modification or waiver shall be in writing and signed by Secured Party, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing. No course of dealing between Debtor and Secured Party in exercising any fights or remedies hereunder shall operate as a waiver or

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preclude the exercise of any other rights or remedies hereunder. All such rights and remedies shall continue unimpaired, notwithstanding any delay, extension of time, renewal, compromise or other indulgence granted with respect to any of the Obligations. Debtor hereby waives all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Debtor expressly had agreed thereto in advance. The aforesaid Note may be negotiated by Secured Party, without releasing Debtor or the Collateral.

     12. Applicable Law. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement. The parties agrees to execute and deliver to the other such additional assurances, writings and instruments as may be required for purposes of effectuating the intent of this Agreement. The captions in this Agreement are for convenience only, and shall not be considered in construing this Agreement.

     13. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Secured Patty may assign this Agreement, and if assigned, the assignee shall be entitled, upon notice to the Debtor, to the payment and performance of all of the Obligations and agreements of Debtor hereunder and to all of the rights and remedies of Secured Patty hereunder. The gender and number used in this Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                              DEBTOR:

                              FANZINE INTERNATIONAL, INC.


                              By:  ____________________________________


                              SECURED PARTY:

                              METRO GLOBAL MEDIA, INC.


                              By:  /s/ Janet Hoey
                              -------------------
                                       JANET HOEY,
                                       TREASURER

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STATE OF NEW YORK
COUNTY OF NEW YORK

     On the 29th day of September, in the year 1999, before me personally came Robert Maiello, to me known, who being by me duly sworn, did depose and say that he is resides at 46 Polly Way, Middletown, NJ 07748; that he is the President of Fanzine International, Inc., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                    ------------------------------------
                                          NOTARY PUBLIC


STATE OF RHODE ISLAND
COUNTY OF ______________

     On the _____ day of September, in the year 1999, before me personally came ___________________________, to me known, who being by me duly sworn, did depose and say that he is resides at _____________________________________; that he is the President of Metro Global Media, Inc., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                    ------------------------------------
                                          NOTARY PUBLIC

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